EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-104294, 333-129874, 333-132102 and 333-134581on Form S-8 of our report dated June 29, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting standard), relating to the financial statements of RedEnvelope, Inc. appearing in this Annual Report on Form 10-K of RedEnvelope Inc. for the fiscal year ended April 1, 2007.
/s/ DELOITTE & TOUCHE LLP
San Francisco, California
June 29, 2007